EXHIBIT 10.56

THIRD AMENDMENT TO THE MASTER SERVICES AND LICENSING AGREEMENT

This THIRD Amendment to the MASTER SERVICES AND LICENSING Agreement (the “Amendment”) is entered into and effective as of July 28, 2013 (the “Amendment Effective Date”) by and between Merge Healthcare Canada Corp., an Ontario corporation (“Merge Healthcare”) and MRI Interventions, Inc., a Delaware corporation (“MRI Interventions”). Capitalized terms used herein but not defined shall have the meanings given to such terms in the Agreement (as hereinafter defined).

WHEREAS Merge Healthcare (f/k/a Merge OEM) and MRI Interventions (f/k/a SurgiVision Inc.) are parties to that certain Master Services and Licensing Agreement effective July 20, 2007, as amended (the “Agreement”), and

WHEREAS Merge Healthcare and MRI Interventions now wish to amend certain terms of the Agreement,

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Development Transition. MRI Interventions has requested, and Merge Healthcare has agreed, that the development currently performed by Merge Healthcare on the software for MRI Interventions’ ClearPoint® system (the “ClearPoint Solution”) be transitioned to MRI Interventions. Accordingly, Merge Healthcare hereby agrees to deliver to MRI Interventions (i) the current version (as of the Amendment Effective Date) of the ClearPoint application level source code, (ii) the source code for the following (the “Merge Source Code”): (x) [***]; (y) [***] used in the development of the ClearPoint Solution and that are part of the Merge Healthcare Software; and (z) other Merge Healthcare Software, if any, that has been integrated into the ClearPoint Solution, and (iii) electronic copies of design history and device master record files, data in the ClearPoint source repository database, data in the issue tracking system (JIRA), and ClearPoint case and phantom data, for use by MRI Interventions in its internal development and its commercialization and exploitation of the ClearPoint Solution, subject to the following terms and conditions:

(a)

Merge Healthcare hereby grants MRI Interventions a non-exclusive, non-transferable, worldwide license to the Merge Source Code for the purposes described above. Except as expressly stated or reasonably contemplated to the contrary herein, all license terms, restrictions and limitations applicable to the Merge Healthcare Software as set forth in the Agreement, as well as the indemnification provisions set forth in Section 8 (Indemnities) of the Agreement, shall apply equally to the Merge Source Code; provided, however, that the parties agree that the license to the Merge Source Code is perpetual and shall survive the Term of the Agreement, unless terminated by MRI Interventions upon notice to Merge Healthcare or unless terminated by Merge Healthcare for cause. Merge Healthcare’s ability to terminate for cause shall be limited to instances of breach by MRI Interventions of any of the terms or conditions of this Amendment or any of the following provisions of the Agreement: clauses (c) through (f) of Section 2.2.2 (Restrictions With Respect To Merge Healthcare Software); Section 4 (Records and Audit) and Section 11 (Confidentiality); in any case if such breach is not cured by MRI Interventions within thirty (30) days following written notice thereof from Merge Healthcare. The parties agree that said terms and conditions shall survive expiration of the Term in the normal course.

(b)	The ownership of the Merge Source Code shall remain with Merge Healthcare or its suppliers, as applicable.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(c)	The Merge Source Code is licensed “as is” without warranty, updates or upgrades of any kind.

(d)

MRI Interventions shall be solely responsible for ensuring that its use and distribution of the ClearPoint Solution complies with any and all applicable laws and regulations, including, without limitation, any approvals for medical use of the ClearPoint Solution, and MRI Interventions shall obtain any regulatory certifications or clearances that may be required for use and distribution of the ClearPoint Solution.

(e)

Any third party fees that are associated with the Merge Source Code are incorporated in the run-time license fees payable by MRI Interventions in accordance with last sentence of Section 2 below, and MRI Interventions otherwise shall have no responsibility for the payment of such third party fees. Merge Healthcare represents and warrants to MRI Interventions that Merge Healthcare has the lawful right to grant the license to the Merge Source and to enter into this Amendment.

(f)

Except as set forth in the last sentence of this paragraph (f), Merge Healthcare shall have no further obligation to provide support, maintenance, custom engineering, professional or any other services to MRI Interventions. Without limiting the foregoing, Merge Healthcare shall cease further work on the development project set forth in Statement of Work No. 4 to the Agreement and the support arrangement set forth in Statement of Work No. 5 to the Agreement. Notwithstanding the foregoing to the contrary, for a period of thirty (30) days following the Amendment Effective Date, Merge Healthcare shall make its personnel reasonably available to MRI Interventions to answer questions with respect to the transition of the ClearPoint Solution development from Merge Healthcare to MRI Interventions (for greater certainty, Merge Healthcare shall not provide any development or support services during the transition period).

(g)

Except as expressly provided in Section 2 below, MRI Interventions shall have no obligation to pay Merge Healthcare any further amounts otherwise provided for or contemplated in Statement of Work No. 4 to the Agreement or Statement of Work No. 5 to the Agreement.

In addition, Merge Healthcare shall deliver to MRI Interventions any ClearPoint system hardware that is in Merge Healthcare’s possession or control.

2.             Fees. In consideration of the rights to the Merge Healthcare Software set forth in Section 1, MRI Interventions shall pay to Merge Healthcare a one-time fee in the amount of [***], due and payable [***] on or before July 31, 2013 and the balance of [***] in [***] monthly instalments due on or before the 15th day of the month over a five successive month period beginning September, 2013 with the last instalment due and payable on or before January 15, 2013. On or before July 31, 2013, MRI Interventions shall pay to Merge Healthcare fees past due (i) under Statement of Work No. 4 Change Request #2 in the amount of [***] (Invoice IN55227), (ii) under Statement of Work No. 5 in the amount of [***] (Invoices IN55173 and IN55225), and (iii) for ClearPoint Application training in the amount of [***] (Invoice IN55161). MRI Interventions agrees that all amounts that it has paid to Merge Healthcare for services rendered prior to the date of this Amendment are non-refundable. MRI Interventions shall continue to pay run-time license fees in accordance with the terms of the Agreement and for so long as MRI Interventions retains a license to the Merge Source Code, but only for any run-time licenses in excess of those licenses already purchased or otherwise acquired by MRI Interventions prior to the Amendment Effective Date.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

3.              Reporting. Within 15 days following the end of each calendar quarter, MRI Interventions shall deliver to Merge Healthcare a written report indicating

(a)	the number of Solutions deployed by MRI Interventions during the preceding calendar quarter;

(b)	whether MRI Interventions is using the [***] embedded in the Merge Source Code; and

(c)

such other information relating to MRI Interventions’ license of the Merge Source Code that may be reasonably requested in writing by Merge Healthcare, provided Merge Healthcare has requested such information sufficiently far in advance to permit MRI Interventions to timely prepare and submit its report hereunder.

4.             General. This Amendment forms part of and is subject to the terms and conditions of the Agreement; however, the terms of this Amendment shall prevail to the extent of any conflict or inconsistency between the terms of this Amendment and the Agreement. Except as specifically amended pursuant to the foregoing, the Agreement shall continue in full force and effect in accordance with the terms in existence as of the date of this Amendment. After the date of this Amendment, any reference to the Agreement shall mean the Agreement as amended by this Amendment. This Amendment, together with the Agreement and the agreements referred to therein and herein, contains the entire agreement of the parties with respect to the matters herein, and may not be amended or modified except by an instrument executed in writing by all parties hereto. Upon MRI Interventions’ request, and simply to further evidence the license granted by Merge Healthcare to MRI Interventions as set forth in Section 1(a) of this Amendment, Merge Healthcare agrees to execute and deliver to MRI Interventions a stand-alone confirmation of license in form and substance reasonably satisfactory to both parties. The parties may execute this Amendment in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Amendment.

IN WITNESS WHEREOF the parties hereto have executed this Amendment by their duly authorized representatives effective as of the first date set forth above:

MRI INTERVENTIONS, Inc.:	MERGE HEALTHCARE CANADA CORP.:
/s/ Oscar Thomas	/s/ Justin Dearborn
Signature Oscar L. Thomas	Signature
Name Vice President, Business Affairs	Name: Justin Dearborn
Title July 28, 2013	Title: President
Date	Date: 7/28/2013

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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